                                                                    Exhibit 10.1


================================================================================



                      PREFERRED STOCK PURCHASE AGREEMENT

                                  dated as of

                               December 29, 2000

                                    between

                        CALIBER LEARNING NETWORK, INC.

                                      and

                      THE PURCHASERS LISTED ON SCHEDULE 1


================================================================================

                                          TABLE OF CONTENTS

                                                                                           Page
SECTION 1.       SALE AND PURCHASE OF PREFERRED STOCK....................................    1

SECTION 2.       THE CLOSING.............................................................    2

SECTION 3.       DEFINITIONS.............................................................    3

SECTION 4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   15
        4.1.     Corporate Existence, Power and Authority................................   15
        4.2.     Capital Stock...........................................................   16
        4.3.     Subsidiaries............................................................   17
        4.4.     Business................................................................   17
        4.5.     No Defaults or Conflicts................................................   18
        4.6.     Disclosure Materials; Other Information.................................   19
        4.7.     Litigation..............................................................   19
        4.8.     Taxes...................................................................   20
        4.9.     ERISA...................................................................   20
        4.10.    Legal Compliance........................................................   22
        4.11.    Outstanding Securities..................................................   22
        4.12.    Intellectual Property and Other Rights..................................   22
        4.13.    Key Employees...........................................................   23
        4.14.    Properties..............................................................   23
        4.15.    Suppliers and Customers.................................................   23
        4.16.    Environmental Compliance................................................   24
        4.17.    No Burdensome Agreements................................................   25
        4.18.    Offering of Shares......................................................   25
        4.19.    SEC Reports.............................................................   25
        4.20.    Indebtedness............................................................   25
        4.21.    Use of Proceeds.........................................................   26
        4.22.    Other Names.............................................................   26
        4.23.    Brokers.................................................................   26

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................   27
        5.1.     Corporate Power and Authority...........................................   27
        5.2.     Investment Intent.......................................................   27
        5.3.     Brokers.................................................................   27

SECTION 6.       RESTRICTIONS ON TRANSFER................................................   28

SECTION 7.       INFORMATION AS TO THE COMPANY...........................................   28
        7.1.     Financial Information...................................................   28
        7.2.     Communication with Accountants..........................................   30

                                                                                          Page
        7.3.     Inspection..............................................................   31
        7.4.     Notices.................................................................   31
        7.5.     Confidentiality Agreement...............................................   33

SECTION 8.       AFFIRMATIVE COVENANTS...................................................   33
        8.1.     Maintenance of Existence, Properties and Franchises;
                 Compliance with Law; Taxes; Insurance...................................   33
        8.2.     Office for Payment, Exchange and Registration; Location of
                 Office; Notice of Change of Name or Office..............................   34
        8.3.     Fiscal Year.............................................................   34
        8.4.     Environmental Matters...................................................   34
        8.5.     Reservation of Shares...................................................   35
        8.6.     Securities Exchange Act Registration....................................   36
        8.7.     Delivery of Information for Rule 144A Transactions......................   36
        8.8.     Senior Securities.......................................................   36
        8.9.     Subsequent Closings.....................................................   36
        8.10.    Further Assurances......................................................   36

SECTION 9.       NEGATIVE COVENANTS......................................................   37
        9.1.     No Dilution or Impairment; No Changes in Capital Stock..................   37
        9.2.     Indebtedness............................................................   38
        9.3.     Consolidation, Merger and Sale..........................................   38
        9.4.     No Change in Business...................................................   39
        9.5.     Restricted Payments; Investments........................................   39
        9.6.     Affiliate Loans and Guaranties..........................................   39
        9.7.     Transactions with Affiliates............................................   39
        9.8.     Liens...................................................................   40
        9.9.     Private Placement Status................................................   40
        9.10.    Maintenance of Public Market............................................   40
        9.11.    Actions Prior to the Closing Date.......................................   41

SECTION 10.      PREEMPTIVE RIGHTS.......................................................   41

SECTION 11.      CONDITIONS TO PURCHASERS' OBLIGATIONS...................................   43
        11.1.    Series B Articles Supplementary; Stockholders' Agreement;
                 Registration Rights Agreement...........................................   43
        11.2.    Certificates for Shares.................................................   43
        11.3.    Senior Status...........................................................   43
        11.4.    Accuracy of Representations and Warranties..............................   43
        11.5.    Compliance with Agreements..............................................   44
        11.6.    Officers' Certificates..................................................   44
        11.7.    Proceedings.............................................................   44
        11.8.    Legality; Governmental and Other Authorization..........................   44
        11.9.    No Material Adverse Change..............................................   45

                                                                                          Page
        11.10.   Opinion of Counsel......................................................   45
        11.11.   Other Documents and Opinions............................................   45

SECTION 11A.     CONDITIONS TO CLOSINGS..................................................   45
        11A.1.   Classification of Series B Preferred as Equity..........................   45
        11A.2.   Nasdaq Shareholder Approval Rule........................................   45

SECTION 12.      BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.....................   46

SECTION 13.      SPECIFIC PERFORMANCE....................................................   46

SECTION 14.      EXPENSES................................................................   46

SECTION 15.      DIRECT PAYMENTS.........................................................   48

SECTION 16.      AMENDMENTS AND WAIVERS..................................................   49

SECTION 17.      EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES;
                 REPLACEMENT.............................................................   49

SECTION 18.      NOTICES.................................................................   50

SECTION 19.      MISCELLANEOUS...........................................................   50


EXHIBIT A      Series B Articles Supplementary...........................................  A-1
EXHIBIT B      Stockholders' Agreement...................................................  B-1
EXHIBIT C      Registration Rights Agreement.............................................  C-1
EXHIBIT D      Opinion of Counsel for the Company........................................  D-1
EXHIBIT E      Confidentiality Agreement.................................................  E-1
EXHIBIT F      A-2 Articles Supplementary................................................  F-1

                       PREFERRED STOCK PURCHASE AGREEMENT

            This PREFERRED STOCK PURCHASE AGREEMENT is dated as of December 29, 2000 between Caliber Learning Network, Inc., a Maryland corporation (the "Company"), and Sylvan Ventures, LLC, a Maryland limited liability company
 -------
("Sylvan"), and Fleming US Discovery Fund III, L.P. and Fleming US Discovery
  ------
Offshore Fund III, L.P. (collectively, the "Fleming Funds") and such other purchasers as may from time to time purchase the Series B Preferred (as defined below) directly from the Company (the "Future Investors") (each of the foregoing
                                       ----------------
parties other than the Company being referred to individually as a "Purchaser"
                                                                    ---------
and collectively as the "Purchasers").
                         ----------

                             W I T N E S S E T H :
                             - - - - - - - - - -

            WHEREAS, the Company desires to issue and sell to the Purchasers, and each of the Purchasers desires to purchase from the Company, shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), upon the terms and provisions hereinafter set forth;
 ------------------

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK

            (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, each Purchaser severally agrees to purchase from the Company on the Closing Date specified in Section 2 hereof, the number of shares of Series B Preferred set forth opposite such Purchaser's name on Schedule 1 hereto. The shares of Series B Preferred being acquired under this Agreement from time to time are collectively referred to herein as the "Shares", containing rights and
                                        ------
privileges as more fully set forth in the Series B Articles Supplementary of the Company in the form attached hereto as Exhibit A (the "Series B Articles
                                       ---------       -----------------
Supplementary"). The Company's agreement with each Purchaser is a separate
-------------
agreement, and the sale of Series B Preferred to each Purchaser is a separate sale and the obligations of the Purchasers hereunder are several and not joint.

            (b) The aggregate purchase price to be paid to the Company by each Purchaser for the Shares to be purchased by each Purchaser pursuant to this Agreement shall be the amount set forth opposite such Purchaser's name on
Schedule 1 hereto. No further payment shall be required from such Purchaser for the Shares.

            (c) The parties further acknowledge and agree that the Shares are intended not to constitute "preferred stock" as that term is used in Section 305(b)(4) of the Code and Treasury Regulation (S) 1.305-5(a). Except as required by any Taxing Authority or court, the Company and the Purchaser agree to treat the Shares for Federal, state and local income and franchise tax purposes as not constituting "preferred stock", and to take no position inconsistent with such characterization on any Tax Return or before any Taxing Authority or court.

            (d) The Company will use the proceeds from the sale of the Shares, together with other funds it will receive on the Closing Date to fund future development opportunities and for working capital purposes.

SECTION 2.  THE CLOSING

            (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of 110,000 shares of Series B Preferred to be purchased by Sylvan and the Fleming Funds under this Agreement (the "Initial Closing") will
                                                        ---------------
take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, Maryland at 10:00 A.M., Eastern time, on December 29, 2000, or such other time and date as shall be mutually agreed to by the Company and Sylvan, but in any event no later than December 30, 2000 (such time and date are herein referred to as the "Initial Closing Date").
                           --------------------

            (b) Subject to the terms and conditions hereof, one or more subsequent closings (each, a "Subsequent Closing") of the purchase and sale of
                              ------------------
the Shares to be purchased by any Future Investors will take place on or before March 31, 2001 at a time and place as are mutually agreeable to the Company and the Future Investors (each such time and date are herein referred to as a "Subsequent Closing Date"). Each such Future Investor shall execute a copy of
 -----------------------
this Agreement and shall be added to Schedule 1 hereto. Without the prior written consent of Sylvan and the Fleming Funds, (i) the aggregate purchase amount of Shares purchased at the Initial Closing and all Subsequent Closings shall not exceed $30 million and (ii) the purchase price per share of Series B Preferred to purchased in any Subsequent Closing shall be equal to $100.

            (c) Subject to the terms and conditions hereof, on the Initial Closing Date and each Subsequent Closing Date (i) the Company will deliver to each Purchaser a certificate registered in such Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite such Purchaser's name on Schedule 1, and (ii) upon such Purchaser's receipt thereof, such Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares to be purchased by such Purchaser payable to the order of the Company in federal or other immediately available funds.

SECTION 3.  DEFINITIONS

            (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "6% Non-Voting Convertible Preferred Stock" means the Company's
             -----------------------------------------
        6% Non-Voting Preferred Stock, par value $.01, which is expressly subordinated, in all respects, to the Series A-2 Preferred and Series B Preferred.

            "Affiliate", when used with respect to any Person, means (i) if
             ---------
        such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4(c) of the Series B Articles Supplementary) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares (or of Conversion Shares obtained upon conversion of Shares), and the rights under this Agreement or under the Series B Articles Supplementary, the Stockholders' Agreement or the Registration Rights Agreement (or the exercise of any such rights, including, without limitation, nominating a director to the Board (or Board committee) of the Company and Subsidiaries or sending an observer to Board (or Board committee) meetings of the Company and Subsidiaries), shall not cause a Purchaser to be deemed to be an "Affiliate" of the Company or any Subsidiary.

            "Affiliate Agreements" means (i) Lease Agreement, dated as of May
             --------------------
        30, 1997, between SHL Financial Services and the Company, (ii) Intercompany Management and Facility Use Agreement, dated as of January 1, 1998, by and between Sylvan Learning and the Company, (iii) facilities use and content development arrangement with Leapit.com, Inc. and (iv) the Promissory Note dated December 28, 2000 made by the Company in favor of Sylvan Learning in the principal amount of $1 million, each as may be amended, modified or renewed from time to time.

            "Agreement" means this Stock Purchase Agreement (together with
             ---------
        exhibits and schedules) as such may be from time to time assigned, supplemented or amended or as the terms hereof may be waived.

            "Benefit Plan" means any Plan, existing at the Closing Date or
             ------------
        prior thereto, established or to which contributions have at any time been made by the Company or any ERISA Affiliate, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any ERISA Affiliate or any beneficiary thereof is covered, is eligible for coverage or has benefit rights as a result of employment by or service with the Company or any ERISA Affiliate, or as a result of designation as a beneficiary by any employee, former employee or director of the Company or any ERISA Affiliate.

            "Board" or "Board of Directors" means with respect to any Person
             -----      ------------------
        which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

            "Business Day" means any day other than a Saturday, Sunday or any
             ------------
        day on which banks in the location of the office of the Company provided for in Section 18 hereof are authorized or obligated to close.

            "Capitalized Leases" means (a) any lease to which the Company or
             ------------------
        a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and (b) which either (i) is required to be capitalized in accordance with GAAP, or, (ii) with respect to real property, even if not so required to be capitalized, shall have a remaining term of greater than three (3) years (including leases of shorter duration which are or were extendible to a total term greater than three (3) years at the option of the lessor) (the "Extended
                                                                --------
        Leases"); provided that the Company makes a determination as to whether,
        ------    --------
        at the time of its calculation of Capitalized Lease Value, it could be released from its obligations under such Extended Leases without any adverse economic consequence and (I) the Extended Leases shall not be included in the calculation of Capitalized Leases if the Company determines there would be no adverse economic consequences, and (II) the Extended Leases shall be included in the calculation of Capitalized Leases to the extent of such adverse economic consequence if the Company determines that there would be adverse economic consequences.

            "Capitalized Lease Value" means, as of the time of any determination
             -----------------------
        thereof, the sum of the then present values, determined as hereinafter provided, of future obligations of the Company and its subsidiaries under then existing Capitalized Leases. To compute the value of any Capitalized Lease, the following methods shall be used, as applicable:

     (i) values of leases required to be capitalized in accordance with GAAP shall be computed in accordance with such principles; and

     (ii) values of other leases (and values of contracts or other items which this Agreement provides are to be valued as if they were Capitalized Leases) shall be computed by discounting, to the date of determination, at an assumed interest rate of eight percent (8%) per annum, the minimum amount of future rental payments that will be due from the Company or its subsidiaries under the related documentation, including rental payments that may be due during extensions which are at the other party's option, but excluding any amounts in respect of insurance on, taxes on and/or maintenance of the properties subject to such leases (provided that such amounts are owed and paid only to the extent actually incurred).

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Commission" means the Securities and Exchange Commission and any other
      ----------
similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

     "Common Stock" means the Company's Common Stock, par value $.01 per share,
      ------------
and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company; provided that Common Stock shall not include the Series A-2
                --------
Preferred or Series B Preferred.

     "Company" means Caliber Learning Network, Inc., a Maryland corporation, its
      -------
successors and assigns.

     "Confidentiality Agreement" has the meaning set forth in Section 7.5
      -------------------------
hereof.

      "Consolidated" or "consolidated", when used with reference to any
       ------------      ------------
financial term in this Agreement, means the aggregate for the Company and any of its majority-owned Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP (except as otherwise expressly provided herein).

     "Conversion Share" or "Conversion Shares" means the shares of the Company's
      ----------------      -----------------
Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of any consent or waiver provision of this Agreement.

     "Disclosure Material" has the meaning specified in Section 4.6(a) hereof.
      -------------------

     "EBITDA" means, the consolidated or combined, as the case may be, net
      ------
income for such period plus (a) the sum of, without duplication, to the extent deducted in computing consolidated or combined net income: (i) income tax expense, (ii) interest expense, (iii) depreciation, amortization (exclusive of deferred rent amortization) and other non-cash charges and (iv) any extraordinary or non-recurring losses or expenses, minus (b) the sum of (without duplication), to the extent included in computing consolidated net income, (i) interest or dividend income, (ii) non-operating income and (iii) any extraordinary or non-recurring gains or income, all as determined in accordance with GAAP, where applicable, consistently applied.

     "Environmental Laws" means all federal, state, local, foreign, civil and
      ------------------
criminal laws, statutes, ordinances, orders, codes, rules, policies, and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C.(S) 6901 et seq.;
                                                                      ------
the Toxic Substances Control Act, 15 U.S.C.(S) 2601 et seq.; the Comprehensive
                                                    -- ---
Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.(S) 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.(S) 1251 et
     ------                                                              --
seq.; the Clean Air Act, 42 U.S.C.(S) 7401 et seq.; the Hazardous Materials
---                                        ------
Transportation Act, 49 U.S.C.(S) 1801 et seq.; the Occupational Safety and
                                      ------
Health Act, 29 U.S.C.(S) 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.(S) 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C.(S)
                      ------
2701 et seq., all as may be amended or superseded from time to time, and all
     -- ---
common law claims relating to the same.

     "Environmental Lien" has the meaning set forth in Section 4.16 hereof.
      ------------------

     "Environmental Permits" means all permits, licenses, approvals,
      ---------------------
authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

     "ERISA" means Employee Retirement Income Security Act of 1974, as amended.
      -----

     "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA)
      ---------------
which is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any of its Subsidiaries.

     "Fleming Funds" has the meaning set forth in the recitals hereof, together
      -------------
with their respective successors and assigns.

     "Fully Diluted" means, with respect to the calculation of the number of
      -------------
shares of Common Stock, as of the time of determination thereof, the sum of (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exchange, exercise or conversion of all warrants, options and convertible securities then outstanding (whether or not such warrants, options or convertible securities are then exercisable, exchangeable, convertible or subject to contingencies).

     "Fundamental Transaction" has the meaning set forth in Section 9.3 hereof.
      -----------------------

     "GAAP" means generally accepted accounting principles consistently applied.
      ----

     "Going Private Transaction" has the meaning set forth in Section 9.10
      -------------------------
hereof.

     "Governmental Authority" means any federal, state, or local governmental
      ----------------------
agency or authority (including regulatory authority) having jurisdiction over the Company or any of its Subsidiaries or any of its respective assets or businesses.

     "Guaranty" means (i) any guaranty or endorsement of the payment or
      --------
performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor,
(b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that
                                                       --------  -------
the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business, (2) any guaranty of indebtedness of the Company by a subsidiary of the Company or (3) obligations of the Company or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

     "Hazardous Materials" means any petroleum, petroleum hydrocarbons,
      -------------------
petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

     "Indebtedness" of any Person means, without duplication, as of any date as
      ------------
of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) the Capitalized Lease Value of all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, (1) Indebtedness of the Company to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary, and (2) any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Company or of any Subsidiary.

     "Initial Closing" has the meaning set forth in Section 2(a) hereof.
      ---------------

     "Initial Closing Date" has the meaning set forth in Section 2(a) hereof.
      --------------------

     "Internal Rate of Return" means the discount rate at which the present
      -----------------------
value of the future cash flows of an investment equal the cost of the investment.

     "Investment" means, with respect to any Person, (i) any loan, advance or
      ----------
extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash or other consideration, of not less than the agreed sale price bargained on an arms-length basis and (v) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $10,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment
        --------
in the Company or in a wholly-owned Subsidiary, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company or a Subsidiary, (3) shall not include temporary investments of excess cash of the Company or of any Subsidiary in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Company existing on the date hereof and disclosed on Schedule 3(a) hereto.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing; provided that the term "Lien" shall not include Permitted Liens.

     "MCI" means MCI Telecommunications Corporation, which as of the date of
      ---
this Agreement holds 662,513 shares of Common Stock.

     "MCI Warrants" means the amended and restated warrant to purchase 1,193,573
      --- --------
shares of Common Stock, as adjusted pursuant to the anti-dilution terms thereof, issued to MCI.

     "Outside Directors" means those directors on the Company's Board of
      -----------------
Directors at any time who are not otherwise Affiliates of or employed by the Company; provided that notwithstanding the foregoing, Douglas L. Becker and R.
         --------
Christopher Hoehn-Saric shall be deemed Outside Directors for the purposes hereof.

     "Outstanding" or "outstanding" means (a) when used with reference to the
      -----------      -----------
Shares or the Conversion Shares as of a particular time, all Shares or Conversion Shares theretofore duly issued except (i) Shares and Conversion Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Conversion Shares have been issued by the Company, (ii) Shares and Conversion Shares theretofore canceled by the Company and (iii) Shares and Conversion Shares registered in the name of, as well as Shares owned beneficially by, the Company, any Subsidiary or any of its Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the Purchasers or (y) any Affiliates of the Purchasers.

     "Patents and Applications" has the meaning set forth in Section 4.12
      ------------------------
hereof.

     "Pension Plan" means any "employee pension benefit plan" as defined in
      ------------
Section 3(2) of ERISA.

     "Permitted Lien" means (i) any Lien for Taxes, governmental charges or
      --------------
levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any imperfections of title, easements, rights of way or similar Liens, zoning laws or land use restrictions as normally exist with respect to property similar in character to the property affected thereby and which individually or in the aggregate with other such Liens, zoning laws or land use restrictions do not materially impair the value or marketability of the property subject to such Liens, zoning laws or land use restrictions or interfere with the use of such property in the conduct of the business of the Company and which do not secure obligations for money borrowed, (iii) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, if appropriate, (iv) any Lien resulting from purchase by the Company of goods in the ordinary course of business as to which Liens are not filed of record and
(v) any Lien necessary to secure Indebtedness that is not prohibited by Section
9.2 hereof; provided that "Permitted Lien" shall not include any Lien upon or with respect to any shares of capital stock of any Subsidiary.

     "Permitted Transferee" means any Transferee that holds not less than an
      --------------------
aggregate of 20,000 Shares.

     "Permitted Transferee Designee" means each person that any Permitted
      -----------------------------
Transferee designates in writing to the Company to receive, on behalf of such Permitted Transferee, the information to which such Permitted Transferee is entitled to pursuant to

Section 7.1(b)(v) hereof; provided that each Permitted Transferee may not designate more than two persons pursuant hereto.

     "Person" or "person" means an individual, corporation, partnership, limited
      ------      ------
liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

     "Plan" means any bonus, incentive compensation, deferred compensation,
      ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, worker's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Preferred Stock" means any class of the capital stock of a corporation
      ---------------
(whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series A-2 Preferred and Series B Preferred.

     "Purchaser" has the meaning set forth in the recitals hereof, together with
      ---------
its successors and assigns.

     "Purchasers" has the meaning set forth in the recitals hereof, together
      ----------
with their respective successors and assigns.

     "Registration Rights Agreement" means the Amended and Restated Registration
      -----------------------------
Rights Agreement, dated as of the Closing Date, among the Company and each of the Purchasers.

     "Restricted Payment" means (i) every payment in connection with
      ------------------
the redemption, purchase, retirement or other acquisition by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock (as defined below), whether or not owned by the Company or any Subsidiary, (ii) any prepayments or repayments made on Indebtedness of the Company or any Subsidiary, (iii) every payment to or on behalf of any Affiliate of the Company or any Affiliate of any Subsidiary on account of or with respect to any lease arrangements, and (iv) every payment by or on behalf of the Company or of any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or of any Subsidiary or (B) any
        obligation, to any Person, of any Affiliate of the Company or of any Subsidiary or to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a Guaranty, by the Company or a Subsidiary; provided, however, (a)
                                                       --------  -------
        that the restrictions of the foregoing clause (i) shall not apply to (A) any payment in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (B) any redemption of the Series A-2 Preferred or Series B Preferred or (C) any redemption or repurchase pursuant to the 1997 Stock Option Plan and the 1998 Stock Incentive Plan as in effect on the date hereof, (b) that the restrictions of the foregoing clause (ii) shall not apply to any regularly scheduled prepayment or repayment of Indebtedness, provided that such Indebtedness being prepaid or repaid is not at the time of such prepayment or repayment or at any prior time thereto owing to an Affiliate of the Company, or any payments due under the Affiliate Agreements, (c) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company or from a Subsidiary to a wholly-owned Subsidiary and (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Shares or the Conversion Shares or to the Purchasers (or holders of Shares or the Conversion Shares) under this Agreement. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

               "Rule 144" means (i) Rule 144 under the Securities Act as such
                --------
        Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

               "Rule 144A" means (i) Rule 144A under the Securities Act as such
                ---------
        Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

               "Rule 144 Transaction" means a transfer of Conversion Shares (A)
                --------------------
        complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Securities Exchange Act.

               "SEC Reports" has the meaning set forth in Section 4.19 hereof.
                -----------

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
        and the rules, regulations and interpretations thereunder.

               "Securities Exchange Act" means the Securities Exchange Act of
                -----------------------
        1934, as amended, and the rules, regulations and interpretations thereunder.

               "Series A-2 Preferred" means the Company's Series A-2 Convertible
                --------------------
        Preferred Stock, par value $.01 per share, classified by Articles Supplementary filed with the Maryland Department of Assessments and Taxation on December 27, 2000 and attached as Exhibit F hereto (the "A-2 Articles Supplementary").

               "Series B Articles Supplementary" has the meaning set forth in
                -------------------------------
Section 1(a) hereof.

               "Series B Designee" means each person that any Purchaser
                -----------------
        designates in writing to the Company to receive, on behalf of such Purchaser, the information to which such Purchaser is entitled pursuant to Section 7.1(b)(v) hereof; provided that each Purchaser may not designate more than two persons pursuant hereto.

               "Series B Preferred" means the Company's Series B Convertible
                ------------------
        Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges as more fully set forth in the Series B Articles Supplementary.

               "Shares" has the meaning set forth in Section 1(a) hereof. In the
                ------
        event that any Shares are sold either in a public offering pursuant to a registration statement under Section 5 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any consent or waiver provision of this Agreement.

               "Stockholders' Agreement" means the Amended and Restated
                -----------------------
        Stockholders' Agreement, dated as of the Closing Date, among the Company, the Purchasers and certain other stockholders of the Company.

               "Subsidiary", with respect to any Person, means any corporation,
                ----------
        association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without
                  ----------      ------------
        reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

               "Subsequent Closing" has the meaning set forth in Section 2(b)
                ------------------
hereof.

               "Subsequent Closing Date" has the meaning set forth in Section
                -----------------------
2(b) hereof.

               "Sylvan" has the meaning set forth in the recitals hereof,
                ------
        together with its successors and assigns.

               "Sylvan Learning" means Sylvan Learning Systems, Inc., which
                ---------------
        holds 1,227,393 shares of Common Stock and all of the outstanding 6% Nonvoting Convertible Preferred Stock.

               "Takeover Proposal" shall mean any tender or exchange offer for
                -----------------
        in excess of 15% of the outstanding securities involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

               "Takeover Proposal Interest" has the meaning set forth in Section
                --------------------------
        7.4(e) hereof.

               "Tax" or "Taxes" means all federal, state, local or foreign net
                ---      -----
        or gross income, gross receipts, net proceeds, sales, use, ad valorem,
                                                                   ----------
        value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Tax Returns" means any returns, reports or statements (including
                -----------
        any information returns) required to be filed for purposes of a particular Tax.

               "Taxing Authority" means any governmental agency, board, bureau,
                ----------------
        body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

               "Transferees" shall mean any transferee of the Shares or the
                -----------
        Conversion Shares from a Purchaser. Transferees shall not include a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.

               (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                    (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (except as otherwise provided herein);

                    (iii) all computations provided for herein, if any, shall be made in accordance with GAAP (except as otherwise provided herein);

                    (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

                    (v) all references herein to actions by the Company or any Subsidiary, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

                    (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

                    (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise;

                    (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement or the Registration Rights Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7, 8 or 9 or otherwise; and

                    (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company or any Subsidiary shall apply to such Person or the Company or such Subsidiary, as the case may be, whether such action is taken directly or indirectly.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Initial Closing Date and any Subsequent Closing Date, except as set forth in the disclosure schedules attached hereto:

               4.1. Corporate Existence, Power and Authority.
                    ----------------------------------------

               (a) Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The

Company and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects, on a consolidated basis.

               (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or any Subsidiary or the amendment of their respective certificates of incorporation (other than the Series B Articles Supplementary). Neither the Company nor any Subsidiary is in violation in any respect of its charter or by-laws.

               (c) Each of the Company and each Subsidiary has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

               (d) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) this Agreement, including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Series B Articles Supplementary (subject to the proper filing with the Maryland State Department of Assessments and Taxation of the Series B Articles Supplementary), (ii) the Stockholders' Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Series B Articles Supplementary) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered this Agreement and at the Initial Closing and at each Subsequent Closing will have duly executed and delivered the Stockholders' Agreement and the Registration Rights Agreement. This Agreement constitutes and, at the Initial Closing and at each Subsequent Closing, the Stockholders' Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

               4.2. Capital Stock.
                    -------------

               (a) Schedule 4.2(a) hereto correctly and completely lists (i) the authorized capital stock of the Company (Common Stock and Preferred Stock),
(ii) the number of designated shares of Preferred Stock in each series or class after giving effect to the Series B Articles Supplementary and the Series A-2 Preferred, (iii) on December 29, 2000, after giving effect to the issuance of Shares contemplated by this Agreement, the number of shares outstanding in each series or class, and (iv) on December 29, 2000, after giving effect to the issuance of Shares contemplated by this Agreement, a table showing the capitalization of the Company reflecting outstanding options and warrants and the issuance of the Conversion Shares. There have been no material issuances of shares since September 30, 2000, except the issuance of 71,682 shares of Common Stock in connection with the Company's Employee Stock Purchase Plan, the issuance of 2,500 shares of Common Stock in connection with the exercise of employee stock options and the issuance of the Series A-2 Preferred. All of such outstanding shares are, or on the Initial Closing Date and each Subsequent Closing will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series B Preferred will be, when issued in accordance with the terms of the Series B Preferred, duly authorized, validly issued, fully paid and non-assessable. Except as provided in the Series B Articles Supplementary and as described in Schedule 4.2(a), none of the shares of the Company's capital stock which will be outstanding at the Initial Closing and each Subsequent Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

               (b) Schedule 4.2(b) hereto correctly and completely lists the number and purpose for which shares of the Company's Common Stock are reserved for issuance by the Company.

               (c) Except as referred to in Section 4.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

               (d) Except for the registration rights contained in the Registration Rights Agreement and as described in Schedule 4.2(d), there are and will be no outstanding registration rights with respect to any capital stock of the Company or of any Subsidiary, which (in either case) will be outstanding on the Closing Date, or any capital stock referred to in Section 4.2(b) or 4.2(c).

               (e) There are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company or any Subsidiary.

               (f) Except as described in Schedule 4.2(f), there are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any Subsidiary or any capital stock referred to in Section 4.2(b) or 4.2(c).

               (g) The Series B Articles Supplementary has been duly adopted by the Company and is fully effective as a supplement to the Company's charter. The Shares will have all of the rights, priorities and terms set forth in the Series B Articles Supplementary.

               (h) The A-2 Articles Supplementary has been duly adopted by the Company and is fully effective as a supplement to the Company's charter.

               (i) To the knowledge of the Company, those persons who beneficially own, directly or indirectly, more than 5% (calculated in accordance with Rule 13d-3 under the Securities Exchange Act) of the Company's outstanding Common Stock are as listed on Schedule 4.2(i); provided that the Company may
                                               --------
rely on the accuracy of all Schedules 13D and Schedules 13G filed under the Securities Exchange Act for purposes of determining those persons who beneficially own, directly or indirectly, more than 5% of the Company's outstanding Common Stock.

               4.3. Subsidiaries.
                    ------------

               The Company has no Subsidiaries. The Company has no Investments in any other Person.

               4.4. Business.
                    --------

               The Company is engaged primarily in the business of distributed learning and internet communications. The Company neither currently engages in, nor has any intention of engaging in, any other business.

               4.5. No Defaults or Conflicts.
                    ------------------------

               (a) Neither the Company nor any of its Subsidiaries is in violation or default in any material respect (and is not in default in any respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound that would materially adversely affects or will materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or the ability of the Company to perform its obligations under this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement, the Registration Rights Agreement, the A-2 Articles Supplementary or any of the transactions contemplated hereby or thereby. Neither the Company nor any Subsidiary is in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

               (b) The execution, delivery and performance by the Company of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Series B Articles Supplementary, the adoption of each of the Series B Articles Supplementary and the A-2 Articles Supplementary as amendments to the Company's charter) do not and will not (i) violate, conflict with or give rise to a termination right under, with or without the giving of notice or the passage of time or both, any provision of
(A) the respective charters or by-laws of the Company or any of its Subsidiaries, (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, (C) any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties,
(ii) result in the creation of any Lien upon any of the Company's or any Subsidiary's properties, assets or revenues, except as provided in the Series B Articles Supplementary or the A-2 Articles Supplementary, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval) (other than approvals which have been obtained prior to the Closing
Date), or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights (other than with respect to the Series A-2 Preferred). No provision of any item referred to in Sections
(A) and (C) of the preceding clause (i) materially adversely affects or will materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or the ability of the Company to perform its obligations under this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement, the Registration Rights Agreement, the A-2 Articles Supplementary or any of the transactions contemplated hereby or thereby.

               4.6. Disclosure Materials; Other Information.
                    ---------------------------------------

               (a) The Company has previously furnished to the Purchasers the materials described on Schedule 4.6(a) hereto (the "Disclosure Material"). The
                                                    -------------------
audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4.6(a) fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with GAAP, except that any such unaudited statements may omit notes and may be subject to normal year-end adjustment.

               (b) Since September 30, 2000, except as disclosed in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2000 or subsequently publicly announced, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. As of the date hereof, there are no material liabilities of the Company or any Subsidiary which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with GAAP, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since September 30, 2000, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

               (c) There are no material liabilities, contingent or otherwise, of the Company or the Subsidiaries that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the schedules hereto.

               (d) The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and its Subsidiaries and were based on good faith assumptions when made and have been prepared in good faith.

               (e) There is no fact known to the Company or any of the Subsidiaries which is not in the disclosure schedules hereto which is necessary in order to make the representations and warranties made, in light of the circumstances under which they were made, not misleading.

               4.7. Litigation.
                    ----------

               There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company or the Subsidiaries, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement, the Registration Rights Agreement, the A-2 Articles Supplementary, the Shares or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Shares or the Conversion Shares or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company.

               4.8. Taxes.
                    -----

               Each of the Company and each Subsidiary has duly and timely filed all Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. Each of the Company and each Subsidiary has paid or caused to be paid all Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company and its Subsidiaries in the most recent financial statement included in the Disclosure Material is sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company and its Subsidiaries, as of the end of the period covered by such financial statement, and as of the Initial Closing Date and each Subsequent Closing Date, such provision, as adjusted for the passage of time through the Initial Closing Date and each Subsequent Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company and its Subsidiaries. No Tax Returns of the Company or any Subsidiary have ever been audited by any Taxing Authority, there is no dispute concerning any Tax liability of the Company or any Subsidiary either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it or any Subsidiary for any past period. The Company and each Subsidiary has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Other than stamp taxes, the Company and its Subsidiaries have no liability for Taxes of any Person other than the Company and its Subsidiaries (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

               4.9. ERISA.
                    -----

               (a) All Benefit Plans are listed in Section 4.9(a) of Schedule 4.9, and copies of all documentation relating to such Benefit Plans have been delivered to or made available for review by Purchasers (including, without limitation, copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

               (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including, without limitation, ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

               (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

               (d) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan since the effective date of said section 4043 for which notice is not waived under the regulations issued pursuant to said section 4043.

               (e) No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

               (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any ERISA Affiliate under Title IV of ERISA to any party with respect to any Benefit Plan.

               (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Chapter 43 of the Code or any liability under Part 5 of Title I of ERISA.

               (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

               (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

               (j) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation.

               (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.9, and each of the Company and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

               (l) The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Purchaser of the Shares and the Conversion Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code that could subject the Company or any ERISA Affiliate to a tax, penalty or liability under ERISA or the Code.

               4.10. Legal Compliance.
                     ----------------

               (a) Each of the Company and each Subsidiary has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

               (b) There are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any Subsidiary.

               4.11. Outstanding Securities.
                     ----------------------

               Schedule 4.11 hereto correctly and completely lists the outstanding securities (as defined in the Securities Act) of the Company and the Subsidiaries. All securities of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

          4.12.  Intellectual Property and Other Rights.
                 --------------------------------------

          (a) Each of the Company and each Subsidiary owns or possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") (each of which
                                          ---------------------
is listed on Schedule 4.12(a) hereto), and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the best of the Company's knowledge, the rights of (and use by) each of the Company and each Subsidiary with respect to such Intellectual Property or any other patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights do not conflict with or infringe any rights of others in a manner which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, and no such claim of conflict or infringement has been asserted by any Person.

          (b) Each of the Company and each Subsidiary owns and holds all franchises, licenses, permits, consents, approvals and other authority, governmental or otherwise (collectively, the "Licenses") (each of which is
                                              --------
listed on Schedule 4.12(b) hereto), and all rights and privileges with respect to any of the foregoing, as are materially necessary for the conduct of its business as now being conducted and as proposed to be conducted, except to the extent that failure to so own or hold is not reasonably likely to materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. Neither the Company nor any Subsidiary is in default in any material respect under any of such Licenses. To the best of the Company's knowledge, the rights of (and use by) each of the Company and each Subsidiary with respect to such Licenses or any other franchise, license, permit, consent, approval or other authority do not conflict with or infringe any rights of others in a manner which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, and no such claim of conflict or infringement has been asserted by any Person.

          4.13.  Key Employees.
                 -------------

          Each of the Company and each Subsidiary has good relationships with its employees and has not had and does not expect any substantial labor problems. Neither the Company nor any Subsidiary has any knowledge as to any intentions of any key employee to leave the employ of the Company or any Subsidiary. The employees of the Company and each Subsidiary are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary.

          4.14.  Properties.
                 ----------

          Neither the Company nor any Subsidiary owns any real property. Other than Permitted Liens, each of the Company and each Subsidiary has good and marketable title to each of its other properties other than real property or leased properties. Certain real property used by the Company or the Subsidiaries in the conduct of their respective businesses is held under lease (as identified on Schedule 4.14 hereto), and neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. None of the properties owned or leased by the Company or any Subsidiary is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

          4.15.  Suppliers and Customers.
                 -----------------------

          (a) Each of the Company and each Subsidiary has adequate sources of supply for its business as currently conducted and as proposed to be conducted. Each has good relationships with all of its material sources of supply of goods and services and each does not anticipate any material problem with any such material sources of supply.

          (b) Neither the Company nor any Subsidiary has any knowledge that the customer base of the Company and its Subsidiaries might materially decrease.

          4.16.  Environmental Compliance.
                 ------------------------

          (a) To the knowledge of the Company or any Subsidiaries, there is no Hazardous Material on, about, under or in, any property, real or personal, in which the Company or any Subsidiary has or has formerly had any interest in an amount or concentration which could constitute a violation that would result in a liability in excess of $25,000 or otherwise result in a liability in excess of $25,000 to the Company or any Subsidiary under any applicable Environmental Law.

          (b) There is no (and has not been any) off-site use, handling, storage or disposal or on-site use, handling, storage or disposal of Hazardous Material at or from any locations currently or formerly owned, leased, operated or occupied by the Company or any Subsidiary as a result of which use, handling, storage or disposal the Company could incur a material liability or obligation under any applicable Environmental Law.

          (c) Neither the Company nor any Subsidiary has received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any non-indigenous Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company that could result in a liability to the Company or any Subsidiary in excess of $25,000.

          (d) There has been no intentional or unintentional, gradual or sudden, release, disposal or discharge by the Company or, to the Company's knowledge, by others, upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company or any Subsidiary that has caused or is causing soil or groundwater contamination which, under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company or any Subsidiary.

          (e) The Company and its Subsidiaries are in material compliance with all applicable Environmental Laws, has received all required Environmental Permits and is in material compliance with the terms and conditions of all Environmental Permits.

          (f) To the best knowledge of the Company and its Subsidiaries after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property
                    -------------------
(including improvements thereon) currently owned by the Company or any Subsidiary.

          (g) There are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, operated or leased by the Company or any Subsidiary, except in compliance with all applicable Environmental Laws.

          4.17.  No Burdensome Agreements.
                 ------------------------

                 To the best of the knowledge of the Company and its Subsidiaries, other than this Agreement and the related documents, the Company is not a party to any contract or agreement with any Affiliate of the Company or of any Subsidiary, the terms of which are materially less favorable to the Company or such Subsidiary, as the case may be, than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

          4.18.  Offering of Shares.
                 ------------------

          The Company, any Subsidiary, any agent or any other person acting on its behalf, directly or indirectly, (i) has not offered and will not offer any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than (x) the Purchasers and (y) not more than five other investors, each of which the Company reasonably believes was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has not done and will not cause to be done (or has not omitted to do or caused to be done or omitted) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

          4.19.  SEC Reports.
                 -----------

          The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 and (iii) its Proxy Statement dated May 25, 2000 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance
                    -----------
with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.20.  Indebtedness.
                 ------------

          Schedule 4.20 hereto sets forth (i) the amount of all Indebtedness of the Company and any Subsidiary outstanding as of September 30, 2000 (and there is no additional material amount of Indebtedness of the Company outstanding other as set forth on such Schedule 4.20), (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

          4.21.  Use of Proceeds.
                 ---------------

          The Company will use the proceeds realized from the sale of the Shares to fund future development opportunities and for working capital purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company or any Subsidiary includes any such "margin stock." Neither the Company nor any Subsidiary has any present intention of acquiring any such "margin stock."

          4.22.  Other Names.
                 -----------

          Except as listed on Schedule 4.22, the businesses previously or presently conducted by the Company and any Subsidiary have not been conducted under any corporate, trade or fictitious name.

          4.23.  Brokers.
                 -------

          Except as set forth in Schedule 4.23, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Series B Articles Supplementary or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates.

SECTION 5.REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser represents and warrants to the Company as follows:

          5.1.   Corporate Power and Authority.
                 -----------------------------

          The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders' Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by the Purchaser have been duly authorized by all required corporate and other actions. The Purchaser has duly executed and delivered this Agreement, the Stockholders' Agreement and the Registration Rights Agreement, and this Agreement, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity and except as rights to indemnity and contribution may be limited by applicable law.

          5.2.   Investment Intent.
                 -----------------

          The Purchaser is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment. The Purchaser is purchasing the Shares to be purchased by it for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; provided, however, that the
                                                    --------  -------
Purchaser may transfer record and/or beneficial ownership of the Shares or the Conversion Shares to one or more Affiliates or officers or employees of the Purchaser or its Affiliates, in all cases in compliance with federal securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares or Conversion Shares, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws and this Agreement. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          5.3.   Brokers.
                 -------

          Except as set forth in Schedule 5.3, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Series B Articles Supplementary or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Purchaser or any Subsidiary or any of their respective Affiliates.

SECTION 6.RESTRICTIONS ON TRANSFER

          Each Purchaser agrees that it will not sell or otherwise dispose of any Shares or Conversion Shares unless such Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates representing Shares or Conversion Shares a legend stating or referring to such transfer restrictions; provided, that no such legend shall be endorsed on any
                       --------
Share certificates which, when issued, are no longer subject to the restrictions of this Section 6.

SECTION 7.INFORMATION AS TO THE COMPANY

          The Company covenants and agrees as follows:

          7.1.   Financial Information.
                 ---------------------

          (a) The Company will maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP.

          (b) So long as a Purchaser or a Permitted Transferee owns at least 20,000 Shares, the Company will deliver to (I) such Purchaser and (II) each such Permitted Transferee, the following:

                 (i) as soon as practicable but not later than five (5) Business Days after their issuance, and in any event within ninety (90) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by Ernst & Young LLP or any other "Big Five" independent public accounting firm selected by the Company, and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year; the Company's Annual Report on Form 10-K shall satisfy such requirement provided that it is in compliance with all applicable requirements of the SEC and is certified by a "Big Five" accounting firm;

                 (ii) as soon as practicable, copies (A) of all financial statements, proxy material or reports sent to the Company's or any Subsidiary's stockholders, (B) of any public press releases and (C) of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                 (iii) as soon as practicable and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by (I) the Chief Financial Officer, (II) the Chief Executive Officer or (III) the President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period and (C) a certificate of (I) the Chief Financial Officer, (II) the Chief Executive Officer or (III) the President certifying the Company's compliance with the covenants contained in Section 9 of this Agreement; the Company's Quarterly Report on Form 10-Q shall satisfy such requirement provided that it is in compliance with all applicable requirements of the SEC;

                 (iv) as soon as practicable but not later than thirty (30) days after the end of each month other than the final month of the Company's fiscal year, (A) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and (B) unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such month, in each case in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding period one year prior thereto (subject to normal year-end adjustments);

                 (v) as soon as practicable and without duplication of any of the above items, any other materials furnished to the Company's Board of Directors or to holders of the Company's capital stock or Indebtedness, including, without limitation, any compliance certificates furnished in respect of such Indebtedness, which shall be delivered to the Series B Designee(s) and the Permitted Transferee Designee(s); and

                 (vi) as soon as practicable, such other information as may reasonably be requested by (I) the Purchasers or (II) any Permitted Transferee.

          (c) The Company will deliver to each member of the Company's Board of Directors and each observer to the Company's Board of Directors appointed pursuant to Section 3(a) of the Stockholders' Agreement, as soon as practicable (and in the case of (iii), prior to the end of each fiscal year) and without duplication of any of the items listed below, the following:

                 (i) copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or its Subsidiaries or their operations submitted to the Company by independent public accountants;

                 (ii) copies of summary financial information prepared on a quarterly basis regarding the Company on a consolidated basis as presented to the Board and any other summary financial information otherwise prepared;

                 (iii) copies of the annual budget and business plan for the next fiscal year;

                 (iv) copies of all formal communications, from time to time, to directors of the Company (including without limitation all information furnished to such directors in connection with such communications), and copies of minutes of meetings of the Board of Directors (and of any executive committees thereof) of the Company;

                 (v) notice of default under any material agreement, contract or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

                 (vi) notice of any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

                 (vii)  copies of all filings made with the Commission.

          (d) All such financial statements referred to in this Section 7.1 shall be prepared in accordance with GAAP (except for any change in accounting principles specified in the accompanying certificate, in the financial statements themselves or required by GAAP, and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

          (e) Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any holder of Shares, it will not deliver to such holder (until otherwise instructed by such holder) (x) any non-public information or non-public materials regarding the Company or any Subsidiary (whether described in this Section 7.1 or otherwise) and (y) any information (whether or not included in clause (x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each person entitled to information hereunder, until instructed otherwise by the then holder of such Shares.

          7.2.   Communication with Accountants.
                 ------------------------------

                 The Company (on behalf of itself and each of its Subsidiaries) hereby authorizes (i) each Purchaser to communicate directly with the independent certified public accountants for the Company or any Subsidiary and
(ii) such accountants to disclose to such Purchaser any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary; provided that (a) such Purchaser in good faith and based upon
                --------
reasonable assumptions has financial concerns regarding the Company that causes it to desire to communicate with such accountants and (b) such Purchaser must first notify the Company of its intention to speak with such accountants and permit the Company to participate in such conversation if the Company desires to do so. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2.

          7.3.   Inspection.
                 ----------

          The Company will permit (i) each Purchaser, (ii) any Permitted Transferee, and (iii) any authorized representative of each Purchaser or such Permitted Transferee, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books and records and to discuss with their officers their books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, all at such reasonable times, all on reasonable notice and as often as may be reasonably requested.

          7.4.   Notices.
                 -------

          The Company will give notice to all holders of Shares promptly after it learns, other than by notice from all of such holders, of the existence of any of the following:

          (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $100,000 (or the equivalent thereof in other currencies) in respect of which the Company or any Subsidiary is liable;

          (b) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, Series B Articles Supplementary or the A-2 Articles Supplementary;

          (c) any dispute which exists between the Company or any of its Subsidiaries and any governmental regulatory body which, in the reasonable opinion of the Company is reasonably likely to, individually or in the aggregate, materially adversely affect the normal business operations of the Company or any of its Subsidiaries or the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Series B Articles Supplementary or the A-2 Articles Supplementary; and

          (d) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code or Section 302 of ERISA) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and/or the Code or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 302 of ERISA, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; or (iv) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has an unfunded current liability giving rise to a lien under ERISA or the Code; or (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vi) of the Company or its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with an "employee benefit plan" (as defined in Section 3(3) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that could subject the Company or any ERISA Affiliate to a tax penalty or liability under ERISA or the Code.

          (e) if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries or its representatives, in each case in connection with any Takeover Proposal or the possibility or consideration by a third party of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection
                      --------------------------
with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers, and continuing to keep the Purchasers informed, on a current basis, of the status and terms of any Takeover Proposal Interest; provided that the timing and content of such
                                --------
notice shall be the same as that which is provided to the Board of Directors. The Company agrees that it will take the necessary steps promptly to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.4(e).

Such notice (i) with respect to subsection (a) above, shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to subsections (b), (c) or (d) above, shall specify the nature of any such matter referred to in such clause, what action the Company proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

          7.5.   Confidentiality Agreement.
                 -------------------------

          The Company's obligation to provide any non-public information under this Section 7 or otherwise to any person other than members of its Board of Directors shall be subject to prior execution of a confidentiality agreement between the Company and the recipient of such information as more fully set forth in the form attached hereto as Exhibit E (the "Confidentiality
                                                     ---------------
Agreement").
---------
SECTION 8.AFFIRMATIVE COVENANTS

          The Company covenants and agrees as follows:

          8.1.   Maintenance of Existence, Properties and Franchises; Compliance
                 ---------------------------------------------------------------
                 with Law; Taxes; Insurance.
                 --------------------------

          The Company will, and will cause each Subsidiary to:

          (a) maintain their respective corporate existence, rights and other franchises in full force and effect;

          (b) maintain their respective tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of their respective businesses;

          (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary
                         --------
so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

          (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

          (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all its properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

          8.2.  Office for Payment, Exchange and Registration; Location of
                ----------------------------------------------------------
                Office; Notice of Change of Name or Office.
                ------------------------------------------

          (a) So long as any of the Shares is outstanding, the Company will maintain an office or agency where Shares may be presented for redemption, exchange, conversion, exercise or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company specified in Section 18 hereof, subject to Section 8.2(b).

          (b)   The Company shall give each holder of Shares at least twenty
(20) days' prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

          8.3.  Fiscal Year.
                -----------

          The fiscal year of the Company and its Subsidiaries for tax, accounting and any other purposes shall end on December 31 of each calendar year.

          8.4.  Environmental Matters.
                ---------------------

          (a) The Company and each Subsidiary shall keep and maintain any property either owned leased, operated or occupied by the Company or any Subsidiary free and clear of any Environmental Liens, and the Company and each Subsidiary, as the case may be, shall keep all such property free of Hazardous Material contamination and in compliance with all applicable Environmental Laws and the terms and conditions of any Environmental Permits; provided, however, that the Company or any
                              --------  -------
Subsidiary shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each Purchaser and its Transferees while they hold Shares or Conversion Shares; and
(ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company or such Subsidiary must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's (or Subsidiary's) action; and (iii) the Company or such Subsidiary must, if requested, furnish to the Purchasers and their Transferees, as a group, while they hold Shares or Conversion Shares a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

               (b) The Company will, by administrative or judicial process, enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with any violation of Environmental Laws, including, but not limited to, asbestos abatement, Hazardous Material remediation or off-site or on-site disposal.

               (c) The Company will defend, indemnify and hold harmless each current, former and future holder of Shares or Conversion Shares, its employees, officers, directors, stockholders, partners, financial and legal representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys' fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise asserted against, imposed on, or sustained by, them, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge or storage of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by or on behalf of the Company or any Subsidiary or any predecessor thereof; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company for which the Company or any Subsidiary could be liable; (iii) any violation of any Environmental Law or Environmental Permit, by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company or any Subsidiary; and (v) any liability arising out of or related to the off-site shipment, transportation, disposal, treatment, handling or disposal of Hazardous Materials by or on behalf of the Company or any predecessor thereof. This Section 8.4(c) and Section 8.4(d) shall survive any payment, conversion or transfer of Shares and any termination of this Agreement.

          (d) To the extent that the Company or any Subsidiary is strictly liable without regard to fault under any Environmental Law, the Company's obligations to the holders of Shares or Conversion Shares under any of the indemnification provisions of this Agreement shall likewise be strict without regard to fault with respect to the violation of any Environmental Law which results in any liability to any of the indemnified persons referred to in
Section 8.4(c).

          8.5.  Reservation of Shares.
                ---------------------

          There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in Section 5 of the Series B Articles Supplementary.

          8.6.  Securities Exchange Act Registration.
                ------------------------------------

          (a) the Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act), under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of any holder of Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144.

          8.7.  Delivery of Information for Rule 144A Transactions.
                --------------------------------------------------

          If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Shares pursuant to such Rule 144A, subject to confidentiality provisions, if applicable.

          8.8.  Senior Securities.
                -----------------

           The Company shall maintain the senior status of the Series B Preferred such that it shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

           8.9.   Subsequent Closings.
                  -------------------

           The Company shall provide to each party who is a Purchaser at the time of any Subsequent Closing, notice of such Subsequent Closing, including the name of any Future Investor and the amount of Series B Preferred purchased by such Future Investor.

           8.10.  Further Assurances.
                  ------------------

           The Company shall from time to time, upon the request of any one or more Purchasers or any Transferee, promptly and duly execute and deliver any and all such further instruments and documents as the Purchasers or such Transferee, as the case may be, may reasonably deem necessary or desirable to obtain the full benefits of (i) the obligations of the Company under this Agreement and
(ii) the other rights and powers herein granted. Upon the instructions from time to time of the Purchasers or any Transferee, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as the Purchasers or such Transferee may reasonably deem necessary or desirable in light of the Company's obligations under this Agreement, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

SECTION 9. NEGATIVE COVENANTS

           The Company covenants and agrees that (i) with respect to Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, 9.10 and 9.11, without the prior written consent of the holders of more than 50% of outstanding Shares and (ii) with respect to Section 9.7, without the approval described therein:

           9.1.  No Dilution or Impairment; No Changes in Capital Stock.
                 ------------------------------------------------------

           The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, the Series B Articles Supplementary, the Registration Rights Agreement or the Stockholders' Agreement. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Shares (as such rights are set forth in this Agreement, the Series B Articles Supplementary, the Registration Rights Agreement and the Stockholders' Agreement) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series B Preferred as to
                                 ----------
dividend payments or amounts payable in the event of liquidation or winding up of the Company, (b) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Series B Articles Supplementary, (c) will not amend its charter or by-laws in any manner which would impair or reduce the rights of the Preferred Stock, including, without limitation, an amendment which would alter or change the powers, privileges or preferences of the holders of the Series B Preferred (including, without limitation, changing the Series B Articles Supplementary after any Shares have been called for redemption), (d) except as otherwise provided in the Series B Articles Supplementary will not redeem, repurchase or otherwise acquire, either directly or indirectly through its Subsidiaries, any shares of capital stock of the Company or any of its Subsidiaries or any other rights or options to subscribe for or purchase any capital stock of the Company or any other securities convertible into or exchangeable for capital stock of the Company, (e) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares to exceed the amount payable therefor upon such conversion, (f) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and nonassessable shares of the Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares from time to time outstanding, (g) will not take any action which results in any adjustment of the current conversion price under the Series B Articles Supplementary if the total number of shares of the Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's charter and available for the purpose of issuance upon such conversion or exercise, (h) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, and (i) will not amend its charter to change any terms of its Common Stock.

          9.2.   Indebtedness.
                 ------------

          So long as more than 25% of the Shares are outstanding, the Company will not (i) incur Indebtedness, including any Indebtedness set forth on
Schedule 4.20 hereto, in excess of the greater of either (A) $30,000,000 in aggregate principal amount or (B) 3.5 times EBITDA for the preceding twelve months; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness, which agreement, amendment or modification under clause
(ii) restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing under this Agreement.

          9.3.   Consolidation, Merger and Sale.
                 ------------------------------

          Neither the Company nor any Subsidiary will (or will agree to):
(a) wind up, liquidate or dissolve its affairs (except that a wholly-owned Subsidiary can be wound-up, dissolved and liquidated into another wholly-owned Subsidiary or into the Company), (b) so long as more than 25% of the Shares are outstanding, sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person (except that a wholly-owned Subsidiary can sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another wholly-owned Subsidiary or to the Company); or (c) so long as more than 25% of the Shares are outstanding, effect a merger or consolidation if the Company is not the surviving corporation from such merger or consolidation. Notwithstanding the foregoing, the Company may take any of the actions described in the foregoing subsection (b) or (c) pursuant to a contemplated transaction (the "Fundamental Transaction"); provided
                                             -----------------------    --------
that, prior to taking any such action, the Company offers, in writing, to the Purchasers the right to receive securities or other consideration in the Fundamental Transaction that are substantially similar from an economic standpoint to the outstanding value of the Shares, on substantially similar terms as the other investors in the Fundamental Transaction.

          9.4.   No Change in Business.
                 ---------------------

          So long as more than 25% of the Shares are outstanding, neither the Company nor any of its Subsidiaries will change substantially the character of its business as conducted on the Closing Date as represented in Section 4.4 hereof and described in the Disclosure Material.

          9.5.   Restricted Payments; Investments.
                 --------------------------------

          Neither the Company nor any of its Subsidiaries will declare or make or permit to be declared or made:

                 (a)   any Restricted Payment; or

                 (b)   any Investment.

          9.6.   Affiliate Loans and Guaranties.
                 ------------------------------

          Neither the Company nor any Subsidiary may incur or permit to exist any of the following:

          (a) any obligation of the Company or of any Subsidiary to repay money borrowed owing to (i) any Affiliate of the Company, (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Company or a Subsidiary; or

          (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company or a Subsidiary and which is an obligation of (i) any Affiliate of the Company, (ii) any Affiliate of any Subsidiary or (iii) any other holder of shares of the capital stock of the Company or a Subsidiary (excluding, in the case of this clause (b), any obligation of the Company or of a wholly-owned Subsidiary which is not owed to an Affiliate of the Company or to an Affiliate of a Subsidiary or to any other holder of shares of the capital stock of the Company or of a Subsidiary).

This Section 9.6 shall not apply to (1) any obligations under this Agreement or with respect to the Shares, (2) any loans, advances or Guarantees referred to in clause (1) of the proviso to the definition of "Investment" contained in Section 3 hereof, (3) Indebtedness identified on Schedule 4.20 hereto or (4) any obligations under any of the Affiliate Agreements.

          9.7.   Transactions with Affiliates.
                 ----------------------------

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or of any Subsidiary, other than a wholly-owned Subsidiary of the Company, unless such transaction or agreement (a) is approved by a majority of the Outside Directors on the Board of Directors, and (b) is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 9.7 shall not limit, or be
           --------  -------
applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company or any Subsidiary if such arrangements are approved by a majority of the Outside Directors on the Board of Directors; and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; and (iii) any obligations under any of the Affiliate Agreements.

          9.8.   Liens.
                 -----

          The Company will not create or permit to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its assets or income, other than Permitted Liens and existing liens set forth on Schedule 9.8 hereto.

          9.9.   Private Placement Status.
                 ------------------------

          Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares or the Conversion Shares within the provisions of
Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares pursuant to the Registration Rights Agreement).

          9.10.  Maintenance of Public Market.
                 ----------------------------

          So long as more than 25% of the Shares are outstanding, the Company will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any action which would have the effect of:

          (a) removing the Company from registration with the Commission under the Securities Exchange Act with respect to the Company's Common Stock;

          (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act;

          (c) reducing the average daily trading volume over a 30-day period of the Common Stock on the principal securities exchange under which it is then listed to less than 5,000 shares of Common Stock or eliminating the public market for shares of Common Stock of the Company;

          (d) causing a delisting of the Company's Common Stock as a Nasdaq National Market Security on the Nasdaq Stock Market (unless such stock is delisted as a result of being listed on a national securities exchange); or

          (e) if any shares of the Company's Common Stock are at any time listed on a national securities exchange, causing a delisting of such stock from such exchange, unless such delisting is in connection with a listing on another national securities exchange.

Notwithstanding the foregoing, the Company may take any of the actions described in the foregoing subsection (a) or (c) pursuant to a contemplated transaction (the "Going Private Transaction"); provided that, prior to taking any such
      -------------------------    --------
action, the Company offers, in writing, to the Purchasers the right to receive securities or other consideration in the Going Private Transaction that are substantially similar from an economic standpoint to the outstanding value of the Shares, on substantially similar terms as the other investors in the Going Private Transaction.

          9.11.  Actions Prior to the Closing Date.
                 ---------------------------------

          From the date hereof through the Initial Closing Date and each Subsequent Closing Date, the Company will not, and will not permit any Subsidiary to, (a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock other than the Series A-2 Preferred or (b) purchase, redeem or otherwise acquire any of its capital stock; provided, however, that this Section 9.11 shall not limit, or be
               --------  -------
applicable to, (i) the transactions contemplated by this Agreement, including any issuance of capital stock in connection with the transactions contemplated by Sections 9.1 and 9.10 hereof and (ii) grants of options or issuances of Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1997 Stock Option Plan and 1998 Stock Incentive Plan or the exercise of any existing warrants listed on Schedule 4.11 hereto.

SECTION 10. PREEMPTIVE RIGHTS

            (a) Except (i) for issuances of pro rata dividends to all holders of Common Stock, (ii) stock issued to employees, officers or directors in connection with management options or incentive plans approved by the Board of Directors, (iii) stock issued in connection with any merger, acquisition or business combination, (iv) stock issued for consideration amounting to less than $500,000 in any single transaction where the purchase price is not less than the then applicable Conversion Price (as defined in the Series B Articles Supplementary), provided that the aggregate amount of all such transactions shall not exceed $1,000,000, (v) up to 5,167,328 shares of stock issuable upon conversion of the 6% Non-Voting Convertible Preferred Stock (as adjusted pursuant to the antidilution provisions therein), (vi) up to 1,193,573 shares of stock issuable pursuant to the MCI Warrant (as adjusted pursuant to the antidilution provisions therein), (vii) up to 4,681,303 shares of stock issuable upon conversion of the Series A-2 Preferred (as adjusted pursuant to the antidilution provisions therein), (viii) up to an aggregate of 190,000 shares of Series B Preferred which may be issued in the Subsequent Closings, if any, or
(ix) up to an aggregate of 8,571,429 shares of stock issuable upon conversion of the Series B Preferred (as adjusted pursuant to the antidilution provisions therein), in order to enable such holders to maintain their Fully Diluted percentage ownership of the Company, the holders of the Series B Preferred shall have preemptive rights, as hereinafter set forth, to purchase any capital stock, including any warrants or securities convertible into capital stock, of the Company hereafter issued by the Company so that a holder of the Series B Preferred shall hereafter be entitled to acquire a percentage of capital stock which is hereafter issued equal to the same percentage of the issued and outstanding Common Stock of the Company as is held (directly or obtainable upon conversion of the Series B Preferred) by such holder of Series B Preferred immediately prior to the date on which the capital stock is to be issued on a Fully Diluted basis.

            (b) The Company shall, before issuing any additional capital stock (other than the exceptions referred to in Section 10(a) hereof), give written notice thereof to the holders of the Series B Preferred. Such notice shall specify what type of instrument the Company intends to issue and the consideration which the Company intends to receive therefor. For a period of twenty (20) days following receipt by the holders of the Series B Preferred of such notice, the Company shall be deemed to have irrevocably offered to sell to the holders of the Series B Preferred a sufficient number of shares of such capital stock so that the holders of the Series B Preferred, if such holders elects to acquire such shares as hereinafter set forth, shall be capable of acquiring the same percentage of such shares as the percentage of Common Stock beneficially owned (directly or obtainable upon conversion of the Series B Preferred) by such holders immediately prior to the proposed issuance on a Fully Diluted basis. In the event any such offer is accepted, in whole or in part, by the holders of the Series B Preferred, the Company shall sell such shares to holders of the Series B Preferred for the consideration and on the precise terms set forth in the Company's notice (given under the first two sentences of this paragraph). In the event that one or more holders of the Series B Preferred elects not to, or fails to, exercise its rights under this Section 10 within the twenty (20) day period, then the Company may issue the remaining shares of capital stock offered to, but not purchased by, such holders of the Series B Preferred, to third persons but only for the same consideration set forth in the Company's notice

(given under the first two sentences of this paragraph) and no later than ninety
(90) days after the expiration of such twenty day period. The closing for such transaction shall take place as proposed by the Company with respect to the shares of capital stock proposed to be issued, at which closing the Company shall deliver certificates for the shares of capital stock in the respective names of the holders of the Series B Preferred against receipt of the consideration therefor.

            (c) Notwithstanding any other provision hereof, the preemptive rights granted to holders of Series B Preferred by this Section 10 shall terminate with respect to a share of Series B Preferred upon the conversion or redemption of such share of Series B Preferred in accordance with the provisions hereof or in the Series B Articles Supplementary.

SECTION 11. CONDITIONS TO PURCHASERS' OBLIGATIONS

            Each Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Initial Closing or any Subsequent Closing (any of which may be waived by such Purchaser):

            11.1.  Series B Articles Supplementary; Stockholders' Agreement;
                   ----------------------------------------------------------
                   Registration Rights Agreement.
                   -----------------------------

            (a) The charter of the Company shall have been duly supplemented by the filing of the Series B Articles Supplementary in the form of Exhibit A
                                                                    ---------
hereto.

            (b) The Company, the Purchasers and certain other stockholders of the Company named therein shall have entered into a Stockholders' Agreement substantially in the form of Exhibit B hereto.
                             ---------

            (c) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of Exhibit C hereto.
                                                           ---------

            (d) The Company shall have exchanged its outstanding Series A-1 Convertible Preferred Stock for an equivalent number of shares of Series A-2 Preferred as provided by the Exchange Agreement dated as of December 29, 2000 between the Company and the Fleming Funds (as defined therein) (the "Exchange Agreement"). The Company and the Fleming Funds (as defined in the Exchange Agreement) shall have each executed and delivered the Exchange Agreement.

            11.2.  Certificates for Shares.
                   -----------------------

            Each Purchaser shall concurrently receive the certificates for Shares contemplated by Section 2(b) hereof.

            11.3.  Senior Status.
                   -------------

            The Company shall have taken all of the necessary actions, including the amendment of the appropriate existing agreements, so that the Series B Preferred shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

            11.4.  Accuracy of Representations and Warranties.
                   ------------------------------------------

            The representations and warranties of the Company contained herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Initial Closing Date or any Subsequent Closing Date with the same effect as though made on and as of the Initial Closing Date or any Subsequent Closing Date (after giving effect to the transactions contemplated by this Agreement).

            11.5.  Compliance with Agreements.
                   --------------------------

            The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Initial Closing Date or any Subsequent Closing Date.

            11.6.  Officers' Certificates.
                   ----------------------

            The Purchaser shall have received a certificate dated the Initial Closing Date or any Subsequent Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Chief Financial Officer of the Company, to the effect that the conditions of Sections 11.4, 11.5, 11.8 (second sentence only), 11.9, 11A.1 and 11A.2 have been satisfied.

            11.7.  Proceedings.
                   -----------

            All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

            11.8.  Legality; Governmental and Other Authorization.
                   ----------------------------------------------

            The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchaser and its counsel, to enable the Purchaser to establish compliance with this condition.

               11.9.  No Material Adverse Change.
                      --------------------------

               There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since September 30, 2000, except as disclosed in Schedule 11.9 hereto.

               11.10. Opinion of Counsel.
                      ------------------

               The Purchaser shall have received an opinion, dated the Initial Closing Date or any Subsequent Closing Date (as applicable) and addressed to the Purchasers, of Piper Marbury Rudnick & Wolfe LLP, counsel for the Company, which opinion shall be in form and substance satisfactory to the Purchaser and its counsel and shall be to the effect set forth in Exhibit D hereto.
                                                ---------

               11.11. Other Documents and Opinions.
                      ----------------------------

               The Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as the Purchaser may reasonably request.

SECTION 11A.   CONDITIONS TO CLOSINGS

               The Company's obligation to issue the Shares hereunder, and each Purchaser's obligation to purchase Shares hereunder, is subject to satisfaction of the following conditions at the Initial Closing and any Subsequent Closing (any of which may be waived by the Company and such Purchaser):

               11A.1. Classification of Series B Preferred as Equity.
                      ----------------------------------------------

               The Company shall have received confirmation from Ernst & Young LLP that the Series B Preferred will be classified under GAAP as equity on the Company's financial statements.

               11A.2. Nasdaq Shareholder Approval Rule.
                      --------------------------------

               The Company shall have received written confirmation from Piper Marbury Rudnick & Wolfe LLP that shareholder approval of the terms of the Series B Preferred is not required pursuant to Rule 4350(i)(1)(d) of the Manual adopted by the National Association of Securities Dealers, Inc. prior to issuance and sale of the Series B Preferred.

SECTION 12. BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

            (a) The representations, warranties, covenants and agreements of the Company and each Purchaser contained in this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive from the Initial Closing and any Subsequent Closing, and shall continue in effect following, the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the closings hereunder and thereunder, any investigation at any time made by such Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares; provided that Section 9 shall terminate upon conversion of all of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

            (b) The Company agrees to indemnify and hold each Purchaser harmless from and against and will pay to such Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to such Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement, or in the Stockholders' Agreement, the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith.

SECTION 13. SPECIFIC PERFORMANCE

            The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

SECTION 14. EXPENSES

            (a) Whether or not the transactions herein contemplated are consummated, the Company shall pay (i) the costs, fees and expenses of the Company and its counsel in connection with this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement and the Registration Rights Agreement, other related documentation and the issuance of the Shares and the Conversion Shares and the furnishing of all opinions by counsel for the Company, (ii) the costs, fees and expenses of Covington & Burling and Morgan, Lewis & Bockius LLP in connection with this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement and the Registration Rights Agreement, the issuance of the Shares and the Conversion Shares, other related documentation and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder) and if the Initial Closing occurs the Company will make such payment on the Initial Closing Date); provided, however, that (x) such fees and expenses shall not exceed $25,000 with
--------  -------
respect to Covington & Burling and $28,000 with respect to Morgan, Lewis & Bockius LLP without the approval of the Company and (y) in the event that the Initial Closing does not occur, the Company shall pay all such costs, fees and expenses upon the termination of negotiations between the Company and Sylvan,
(iii) the costs, fees and expenses of counsel to the Purchasers in connection with any amendments to or modifications or waivers of any provisions of this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement or the Registration Rights Agreement, other related documentation or in connection with any other agreements between the Purchasers and the Company and (iv) the costs, fees and expenses (including the attorneys' fees and expenses) of any holder of Shares or Conversion Shares in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Series B Articles Supplementary, the Stockholders' Agreement or the Registration Rights Agreement.

               (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to each Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Purchaser's purchase of the Shares (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Purchaser's purchase of the Shares or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was (i) gross negligence or willful misconduct on the part of the Purchaser or its agents, (ii) a material breach by Purchaser of any of its representations or warranties contained herein, or (iii) a material breach by the Purchaser of any provision of the Confidentiality Agreement or any other confidentiality agreement between the Company and the Purchaser, in any case, which was not made by the Purchaser in reliance upon any of the Company's representations, warranties, covenants or agreements in this Agreement, the Stockholders' Agreement, the Registration

Rights Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall appoint counsel (which counsel may be the same counsel that the Company uses so long as there is no conflict of interest) to represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the
                                                     --------  -------
Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) there may be defenses available to the Purchaser, or such agent of the Purchaser which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such counsel fees and expenses (but only for one counsel for the Purchaser and its agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

               (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes, other than transfer taxes payable upon the transfer by each Purchaser of Shares to a Transferee (which transfer taxes shall be paid by the Transferee), levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares, the conversion of Shares into Conversion Shares and the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of this Agreement, the Series B Articles Supplementary, the Stockholders' Agreement or the Registration Rights Agreement or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

               (d) The obligations of the Company under this Section 14 shall survive the Closing hereunder and any termination of this Agreement.

SECTION 15. DIRECT PAYMENTS

            As long as any Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Shares, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company, notwithstanding any contrary provision herein or in the Company's charter with respect to the place of payment. Each Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for such Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.

SECTION 16. AMENDMENTS AND WAIVERS

            (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the holders of more than 50% of outstanding Shares; provided, however, that no such amendment,
                                     --------  -------
waiver, modification or termination shall change this Section 16(a) without the written consent of the holders of all the Shares and the Conversion Shares then outstanding.

            (b) Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Conversions Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.

SECTION 17. EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT

            (a) Subject to Section 6 hereof, at any time at the request of any holder of Shares to the Company at its address provided under Section 18 hereof, the Company at its expense (other than transfer taxes payable upon the transfer by the Purchaser of Shares to a Transferee, which transfer taxes shall be paid by the Transferee) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

            (b) Any Share certificate which is converted into Conversion Shares in whole or in part shall be canceled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Shares which were not converted into Conversion Shares and were represented by a certificate which was converted in part.

            (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or another similar institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be canceled by the Company), the Company will issue a new Share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.

SECTION 18. NOTICES

            All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Caliber Learning Network, Inc., 509 South Exeter Street, Baltimore, MD 21202,
Attention: Chief Financial Officer, with a copy to Piper Marbury Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, MD 21209, Attention: Richard C. Tilghman, Jr. or (ii) if to a Purchaser, at the address indicated on Schedule 1 hereto, with a copy to such Purchaser's counsel, at the address indicated on Schedule 1 hereto, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

SECTION 19. MISCELLANEOUS

            (a) This Agreement, the Stockholders' Agreement, the Registration Rights Agreement and, upon the closing hereunder, the Series B Articles Supplementary, together with any further agreements entered into by each Purchaser and the Company at the closing hereunder, contain the entire agreement between such Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

            (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that (a) the Company may not assign any of its
                  --------
rights, duties or obligations under this Agreement, except with the written consent of 50% of the outstanding Shares, and (b) each Purchaser may assign any of its rights, duties or obligations under this Agreement to a purchaser of its Shares, provided that such purchaser is reasonably acceptable to the Company.

            (d) In addition to any assignment by operation of law, each Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any transferee of any or all of its Shares or Conversion Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights such Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Conversion Shares held by the Purchaser.

            (e) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            (f) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

            (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

            (h) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            (i) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE SERIES B ARTICLES SUPPLEMENTARY, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE SERIES B ARTICLES SUPPLEMENTARY, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. THE COMPANY HEREBY AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT SHALL BE RECEIVED BY THE COMPANY AT THE COMPANY'S HEADQUARTERS AT THE ADDRESS AND TO THE ATTENTION OF SUCH PERSON DESIGNATED PURSUANT TO SECTION 18 HEREOF, AND SUCH

SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED HEREUNDER EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            (j) THE COMPANY AND EACH PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SERIES B ARTICLES SUPPLEMENTARY, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE SERIES B ARTICLES SUPPLEMENTARY, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  [remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           CALIBER LEARNING NETWORK, INC.


                                           By /s/ Chris L. Nguyen
                                             --------------------------------
                                              Name:  Chris L. Nguyen
                                              Title: President and CEO


                                           SYLVAN VENTURES, LLC


                                           By /s/ B. Lee McGee
                                             --------------------------------
                                              Name:  B. Lee McGee
                                              Title: Executive Vice President


                                           FLEMING US DISCOVERY FUND III, L.P.


                                       By: FLEMING US DISCOVERY PARTNERS, L.P.,
                                           its general partner

                                           By:  FLEMING US DISCOVERY, LLC,
                                                its general partner


                                           By: /s/ Robert L. Burr
                                              -------------------------------
                                               Robert L. Burr, member

                                 FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                                     By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                          its general partner

                                          By: FLEMING US DISCOVERY, LLC,
                                              its general partner


                                          By: /s/ Robert L. Burr
                                             ---------------------------------
                                              Robert L. Burr, member

                   [Form of Future Investor Signature Page]



                                          [Name of Investor]


                                          By _________________________________
                                             Name:
                                             Title:


Date:  __________________, ___

                                                                      Schedule 1
                                                 to the Stock Purchase Agreement

                                           Aggregate
                              Number of    Purchase                                                             Address for Payments
  Name of Purchaser            Shares       Price        Address for Communications         Closing Date          by Wire Transfer
---------------------      ------------- ------------  ------------------------------     ------------------   ---------------------
Sylvan Ventures, LLP              80,000  $8,000,000      1000 Lancaster Street            December 29, 2000
                                                           Baltimore, MD 21202

Fleming US Discovery              25,854  $2,585,400                                       December 29, 2000
Fund III, L.P.                                         Chase Fleming Asset Management USA
                                                           320 Park Avenue, 11/th/ Floor
                                                            New York, New York 10022
                                                              Attn: Robert L. Burr
                                                                David J. Edwards

                                                                 with a copy to:
                                                           Morgan, Lewis & Bockius LLP
                                                                 101 Park Avenue
                                                          New York, New York 10178-0060
                                                           Attn: David W. Pollak, Esq.

Fleming US Discovery               4,146  $  414,600                                       December 29, 2000
Offshore  Fund III, L.P.                              Chase Fleming Asset Management USA
                                                          320 Park Avenue, 11/th/ Floor
                                                            New York, New York 10022
                                                              Attn: Robert L. Burr
                                                                David J. Edwards

                                                                 with a copy to:
                                                           Morgan, Lewis & Bockius LLP
                                                                 101 Park Avenue
                                                          New York, New York 10178-0060
                                                           Attn: David W. Pollak, Esq.